Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
RECORD THIRD QUARTER RESULTS
Third Quarter Results
•Net income available to RGA shareholders of $2.33 per diluted share
•Adjusted operating income of $3.62 per diluted share
•Adjusted operating income, excluding notable items of $6.13 per diluted share, a record quarterly result
•ROE of 7.7%, adjusted operating ROE of 13.8%. Adjusted operating ROE, excluding notable items of 15.5% for the trailing twelve months, a record quarterly result
•Deployed capital of $382 million into in-force block transactions
•Increased Value of In-force Business Margins by $4.6 billion or 13.9% in the first nine months of the year

ST. LOUIS, October 31, 2024 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported third quarter net income available to RGA shareholders of $156 million, or $2.33 per diluted share, compared with $287 million, or $4.29 per diluted share, in the prior-year quarter. Adjusted operating income for the third quarter totaled $242 million, or $3.62 per diluted share, compared with $372 million, or $5.57 per diluted share, the year before. Adjusted operating income, excluding notable items for the third quarter totaled $410 million, or $6.13 per diluted share, compared with $372 million, or $5.57 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.03 per diluted share on net income available to RGA shareholders, and a favorable effect of $0.02 per diluted share on adjusted operating income as compared with the prior year.

Tony Cheng, President and Chief Executive Officer, commented, “The third quarter was an excellent one for us, as we produced record financial results and demonstrated our continued strong momentum in virtually all aspects of our business. Our Asia Traditional and Financial Solutions businesses produced very good results, and our U.S. Traditional business and EMEA region performed well. We had a strong quarter of in-force block transactions, with $382 million of capital deployed, and we continued to see good momentum in new business. While we are delighted with the excellent current results, we are also mindful of long-term value, and were proactive in pulling various levers in the quarter that we expect will add to returns and enhance value over the long-term.

“Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $0.7 billion. Based on favorable business conditions and RGA’s global leadership position, we are optimistic about the future and expect to continue to deliver attractive financial results over time.”

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2024	2023	2024	2023
Net premiums	$4,391	$4,255	$13,687	$10,977
Net income available to RGA shareholders	156	287	569	744
Net income available to RGA shareholders per diluted share	2.33	4.29	8.53	11.06
Adjusted operating income	242	372	1,008	1,018
Adjusted operating income, excluding notable items	410	372	1,176	1,018
Adjusted operating income per diluted share	3.62	5.57	15.11	15.14
Adjusted operating income, excluding notable items per diluted share	6.13	5.57	17.63	15.14
Book value per share	168.93	122.40
Book value per share, excluding accumulated other comprehensive income (AOCI)	149.63	142.63
Book value per share, excluding AOCI and B36	151.79	142.51
Total assets	120,258	87,422

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

There are two key items reflected as notable items in the third quarter:
1.In individual life markets, RGA retains a maximum coverage per individual life and retrocedes risk for amounts above this amount. The current “per life” retention limit has been effective since 2008 and RGA has decided to increase this limit, effective January 1, 2025. Since 2008 RGA has grown significantly and further diversified its business, thus increasing the ability to absorb earnings volatility related to claims. Additionally, under the recently adopted LDTI accounting standard, earnings volatility is further reduced and spread over the life of the business. As a result of this increase, RGA expects to recapture business previously retroceded starting in 2025. The impact of updating our assumptions to reflect the new retention limit is an unfavorable $136 million to consolidated pre-tax adjusted operating income in the third quarter. However, this action has a favorable $1.5 billion impact to the Value of In-force Business Margins that is expected to be recognized over the remaining life of the business. RGA expects a favorable impact to 2025 run-rates, with increasing impacts over time.
2.RGA completed its annual actuarial assumption review. The impact to consolidated pre-tax adjusted operating income is an unfavorable $58 million, primarily driven by updated lapse rate assumptions for term business in India, partially offset by favorable mortality updates in the U.S. and Canada. However, this has a favorable $0.1 billion impact to the Value of In-force Business Margins that is expected to be recognized over the remaining life of the business.

Pre-tax Income Impact ($ in millions)	Annual Assumption Review	Retrocession Recapture	Total
U.S. and Latin America Traditional	$30	$(83)	$(53)
U.S. and Latin America Financial Solutions	—	—	—
Canada Traditional	30	(25)	5
Canada Financial Solutions	—	—	—
EMEA Traditional	(25)	(15)	(40)
EMEA Financial Solutions	(2)	—	(2)
APAC Traditional	(82)	(13)	(95)
APAC Financial Solutions	(9)	—	(9)
Total	$(58)	$(136)	$(194)

In the third quarter, consolidated net premiums totaled $4.4 billion, an increase of 3.2% over the 2023 third quarter, with a favorable net foreign currency effect of $1 million. Net premiums for the quarter included an approximately $600 million contribution from a single premium pension risk transfer, compared with approximately $800 million in the prior year quarter, both of which are in the U.S. Financial Solutions business.

Compared with the year-ago period, excluding spread-based businesses, third quarter investment income increased 14.4%, primarily due to higher new money rates and higher volumes from transactions. Average investment yield increased to 5.08% in the third quarter compared with 4.72% in the prior-year period due to higher new money rates.

The effective tax rate for the quarter was 26.7% on pre-tax income, above the expected range of 24% to 25%, primarily related to adjustments due to tax returns filed during the quarter, partially offset by income earned in non-U.S. jurisdictions.

The effective tax rate for the quarter was 23% on pre-tax adjusted operating income, below the expected range of 24% to 25%, primarily related to income earned in non-U.S. jurisdictions.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$1,912	$1,746	$5,454	$5,111
Pre-tax income	57	105	347	288
Pre-tax adjusted operating income	79	103	374	288
Pre-tax adjusted operating income, excluding notable items	132	120	427	305

Quarterly Results
•Results reflected $30 million of favorable impacts from the annual actuarial assumption review and $83 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results reflected favorable in-force management actions and favorable Individual Health results. Individual Life claims experience was in line with expectations.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income (loss)	$(46)	$108	$54	$290
Pre-tax adjusted operating income	80	136	250	350
Pre-tax adjusted operating income, excluding notable items	80	114	250	328

Quarterly Results
•Results were below the expected range due to lower contributions from new business.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$314	$302	$958	$904
Pre-tax income	29	6	103	70
Pre-tax adjusted operating income	30	10	102	71
Pre-tax adjusted operating income, excluding notable items	25	23	97	84

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $5 million for the quarter.

Quarterly Results
•Results reflected $30 million of favorable impacts from the annual actuarial assumption review and $25 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results were slightly below expectations due to modestly unfavorable claims experience.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income	$21	$30	$34	$46
Pre-tax adjusted operating income	4	30	18	46
Pre-tax adjusted operating income, excluding notable items	4	8	18	24

Quarterly Results
•Results reflected the negative impact of a modest one-time item.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$521	$447	$1,514	$1,314
Pre-tax income (loss)	(17)	(60)	12	(29)
Pre-tax adjusted operating income (loss)	(18)	(59)	19	(28)
Pre-tax adjusted operating income (loss), excluding notable items	22	(12)	59	19

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $12 million for the quarter.

Quarterly Results
•Results reflected $25 million of unfavorable impacts from the annual actuarial assumption review and $15 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results reflected favorable claims experience, primarily in the United Kingdom and Continental Europe.
•Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income	$84	$84	$220	$195
Pre-tax adjusted operating income	86	108	249	243
Pre-tax adjusted operating income, excluding notable items	88	74	251	209

Quarterly Results
•Results reflected $2 million of unfavorable impacts from assumption updates, which are reflected as notable items.
•Excluding notable items, results reflected the impact of strong new business in recent periods.
•Foreign currency exchange rates had a favorable effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$756	$737	$2,180	$2,076
Pre-tax income	11	134	220	302
Pre-tax adjusted operating income	11	134	219	302
Pre-tax adjusted operating income, excluding notable items	106	132	314	300

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $4 million for the quarter.

Quarterly Results
•Results reflected $82 million of unfavorable impacts from the annual actuarial assumption review and $13 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results reflected favorable overall experience.
•Foreign currency exchange rates had a favorable effect of $5 million on pre-tax income and $4 million on pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$62	$63	$158	$171
Pre-tax income (loss)	93	(16)	48	(9)
Pre-tax adjusted operating income	60	44	190	146
Pre-tax adjusted operating income, excluding notable items	69	44	199	146

Quarterly Results
•Results reflected $9 million of unfavorable impacts from assumption changes, which are reflected as notable items.
•Excluding notable items, results reflected favorable overall experience.
•Foreign currency exchange rates had an adverse effect of $5 million on pre-tax income and $2 million on pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Pre-tax income (loss)	$(18)	$(11)	$(283)	$(157)
Pre-tax adjusted operating income (loss)	(18)	(25)	(100)	(105)
Pre-tax adjusted operating income (loss), excluding notable items	(18)	(25)	(100)	(105)

Quarterly Results
•Results were favorable compared to the expected quarterly average run rate, primarily due to higher investment income.

Dividend Declaration

Effective October 29, 2024, the board of directors declared a regular quarterly dividend of $0.89, payable November 26, 2024, to shareholders of record as of November 12, 2024.

Earnings Conference Call

A conference call to discuss third quarter results will begin at 10 a.m. Eastern Time on Friday, November 1, 2024. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA's Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of certain embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;

•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations as such items can be volatile and may not reflect the underlying performance of the Company’s business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.
2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.
3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.
4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items; and
•Shareholders’ average equity position excluding AOCI, B36 and notable items.
5. Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document.

Other Definitions:

Value of In-force Business Margins:
Operating measure reflecting expected underwriting margins, expected investment margins, and expected fee income; excludes management expenses, impact of capital, and taxes
•Expected underwriting margin1 is derived from the estimated cash flows used to determine LDTI reserves, which are reviewed as part of the annual audit
◦Calculated using the locked-in LDTI liability discount rates
•Expected investment margin:
◦LDTI products: values derived from the difference between using the expected book yields2 and locked-in LDTI liability discount rates
◦Interest-sensitive products: values calculated using expected investment spread2 and expected duration of treaty
•Expected fee income, primarily from capital solutions products, is calculated as the present value of expected fees
•Value is based on the Company’s current estimates and assumptions and could materially change
1 Represents the expected difference, based on current assumptions, between the present value of premiums and present value of claim benefits and treaty allowances.
•Present value of premiums is the present value of expected gross premiums plus Deferred Profit Liability (DPL)
•Present value of claim benefits is the present value of expected claim payments less Liability for Future Policy Benefits (LFPB) (before zero floor is applied)
•Present value of treaty allowances is the present value of future allowances plus related Deferred Acquisition Costs (DAC)
2 Expected book yields are based on 2024 actual portfolio book yields adjusted for longer-term VII expectations
•Investment spread is the difference between expected book yields and interest credited expense

Cohort Definitions:
•Uncapped (profitable) cohorts: cohorts with a net premium ratio under 100%
•Capped (loss) cohorts: cohorts with a net premium ratio equal to or greater than 100%
•Floored cohorts: cohorts with reserves floored at zero as reserves cannot be negative

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is today one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $4.0 trillion of life reinsurance in force and assets of $120.3 billion as of September 30, 2024. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,”

“continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long-Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended September 30,
	2024		2023
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$156	$2.33	$287	$4.29
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	(18)	(0.26)	104	1.56
Market risk benefits remeasurement (gains) losses	25	0.37	(17)	(0.25)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	—	—	(4)	(0.06)
Embedded derivatives:
Included in investment related gains/losses, net	88	1.32	(1)	(0.01)
Included in interest credited	8	0.12	(6)	(0.09)
Investment (income) loss on unit-linked variable annuities	(1)	(0.01)	1	0.01
Interest credited on unit-linked variable annuities	1	0.01	(1)	(0.01)
Interest expense on uncertain tax positions	1	0.01	1	0.01
Other (1)	(25)	(0.37)	—	—
Uncertain tax positions and other tax related items	5	0.07	6	0.09
Net income attributable to noncontrolling interest	2	0.03	2	0.03
Adjusted operating income	242	3.62	372	5.57
Notable items	168	2.51	—	—
Adjusted operating income, excluding notable items	$410	$6.13	$372	$5.57

(Unaudited)	Nine Months Ended September 30,
	2024		2023
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$569	$8.53	$744	$11.06
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	406	6.09	294	4.39
Market risk benefits remeasurement (gains) losses	(9)	(0.13)	(30)	(0.45)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	7	0.10	(14)	(0.21)
Included in interest credited	14	0.21	(9)	(0.13)
Investment (income) loss on unit-linked variable annuities	1	0.01	3	0.04
Interest credited on unit-linked variable annuities	(1)	(0.01)	(3)	(0.04)
Interest expense on uncertain tax positions	—	—	1	0.01
Other (1)	29	0.43	6	0.09
Uncertain tax positions and other tax related items	(11)	(0.16)	23	0.34
Net income attributable to noncontrolling interest	5	0.07	5	0.07
Adjusted operating income	1,008	15.11	1,018	15.14
Notable items	168	2.52	—	—
Adjusted operating income, excluding notable items	$1,176	$17.63	$1,018	$15.14
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$214	$56	26.7%	$755	$181	24.1%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	(23)	(5)		517	111
Market risk benefits remeasurement (gains) losses	31	6		(12)	(3)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(1)		(3)	(1)
Embedded derivatives:
Included in investment related gains/losses, net	112	24		9	2
Included in interest credited	11	3		18	4
Investment (income) loss on unit-linked variable annuities	(1)	—		1	—
Interest credited on unit-linked variable annuities	1	—		(1)	—
Interest expense on uncertain tax positions	1	—		—	—
Other (2)	(31)	(6)		37	8
Uncertain tax positions and other tax related items	—	(5)		—	11
Adjusted operating income	314	72	23.0%	1,321	313	23.7%
Notable items	194	26		194	26
Adjusted operating income, excluding notable items	$508	$98		$1,515	$339
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,
	2024	2023
Income before income taxes	$214	$380
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	(23)	134
Market risk benefits remeasurement (gains) losses	31	(21)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(1)	(4)
Embedded derivatives:
Included in investment related gains/losses, net	112	(1)
Included in interest credited	11	(7)
Investment (income) loss on unit-linked variable annuities	(1)	2
Interest credited on unit-linked variable annuities	1	(2)
Interest expense on uncertain tax positions	1	1
Other (1)	(31)	(1)
Pre-tax adjusted operating income	314	481
Notable items	194	(3)
Pre-tax adjusted operating income, excluding notable items	$508	$478

(Unaudited)	Nine Months Ended September 30,
	2024	2023
Income before income taxes	$755	$996
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	517	378
Market risk benefits remeasurement (gains) losses	(12)	(38)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(3)	(2)
Embedded derivatives:
Included in investment related gains/losses, net	9	(18)
Included in interest credited	18	(11)
Investment (income) loss on unit-linked variable annuities	1	4
Interest credited on unit-linked variable annuities	(1)	(4)
Interest expense on uncertain tax positions	—	1
Other (1)	37	7
Pre-tax adjusted operating income	1,321	1,313
Notable items	194	(3)
Pre-tax adjusted operating income, excluding notable items	$1,515	$1,310
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30, 2024
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$57	$1	$21	$79	$53	$132
Financial Solutions	(46)	24	102	80	—	80
Total U.S. and Latin America	11	25	123	159	53	212
Canada Traditional	29	1	—	30	(5)	25
Canada Financial Solutions	21	(17)	—	4	—	4
Total Canada	50	(16)	—	34	(5)	29
EMEA Traditional	(17)	(1)	—	(18)	40	22
EMEA Financial Solutions	84	2	—	86	2	88
Total EMEA	67	1	—	68	42	110
APAC Traditional	11	—	—	11	95	106
APAC Financial Solutions	93	(33)	—	60	9	69
Total Asia Pacific	104	(33)	—	71	104	175
Corporate and Other	(18)	—	—	(18)	—	(18)
Consolidated	$214	$(23)	$123	$314	$194	$508

(Unaudited)	Three Months Ended September 30, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$105	$—	$(2)	$103	$17	$120
Financial Solutions	108	34	(6)	136	(22)	114
Total U.S. and Latin America	213	34	(8)	239	(5)	234
Canada Traditional	6	4	—	10	13	23
Canada Financial Solutions	30	—	—	30	(22)	8
Total Canada	36	4	—	40	(9)	31
EMEA Traditional	(60)	1	—	(59)	47	(12)
EMEA Financial Solutions	84	24	—	108	(34)	74
Total EMEA	24	25	—	49	13	62
APAC Traditional	134	—	—	134	(2)	132
APAC Financial Solutions	(16)	60	—	44	—	44
Total Asia Pacific	118	60	—	178	(2)	176
Corporate and Other	(11)	(14)	—	(25)	—	(25)
Consolidated	$380	$109	$(8)	$481	$(3)	$478

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Nine Months Ended September 30, 2024
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$347	$—	$27	$374	$53	$427
Financial Solutions	54	196	—	250	—	250
Total U.S. and Latin America	401	196	27	624	53	677
Canada Traditional	103	(1)	—	102	(5)	97
Canada Financial Solutions	34	(16)	—	18	—	18
Total Canada	137	(17)	—	120	(5)	115
EMEA Traditional	12	7	—	19	40	59
EMEA Financial Solutions	220	29	—	249	2	251
Total EMEA	232	36	—	268	42	310
APAC Traditional	220	(1)	—	219	95	314
APAC Financial Solutions	48	142	—	190	9	199
Total Asia Pacific	268	141	—	409	104	513
Corporate and Other	(283)	183	—	(100)	—	(100)
Consolidated	$755	$539	$27	$1,321	$194	$1,515

(Unaudited)	Nine Months Ended September 30, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$288	$—	$—	$288	$17	$305
Financial Solutions	290	89	(29)	350	(22)	328
Total U.S. and Latin America	578	89	(29)	638	(5)	633
Canada Traditional	70	1	—	71	13	84
Canada Financial Solutions	46	—	—	46	(22)	24
Total Canada	116	1	—	117	(9)	108
EMEA Traditional	(29)	1	—	(28)	47	19
EMEA Financial Solutions	195	48	—	243	(34)	209
Total EMEA	166	49	—	215	13	228
APAC Traditional	302	—	—	302	(2)	300
APAC Financial Solutions	(9)	155	—	146	—	146
Total Asia Pacific	293	155	—	448	(2)	446
Corporate and Other	(157)	52	—	(105)	—	(105)
Consolidated	$996	$346	$(29)	$1,313	$(3)	$1,310

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings per share from net income (loss):
Basic earnings per share	$2.37	$4.34	$8.64	$11.19
Diluted earnings per share	$2.33	$4.29	$8.53	$11.06

Diluted earnings per share from adjusted operating income	$3.62	$5.57	$15.11	$15.14
Weighted average number of common and common equivalent shares outstanding	66,797	66,914	66,694	67,252

(Unaudited)	At September 30,
	2024	2023
Treasury shares	19,447	19,439
Common shares outstanding	65,864	65,872
Book value per share outstanding	$168.93	$122.40
Book value per share outstanding, before impact of AOCI	$149.63	$142.63

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At September 30,
	2024	2023
Book value per share outstanding	$168.93	$122.40
Less effect of AOCI:
Accumulated currency translation adjustment	1.64	(0.49)
Unrealized (depreciation) appreciation of securities	(42.52)	(101.10)
Effect of updating discount rates on future policy benefits	60.54	81.46
Change in instrument-specific credit risk for market risk benefits	0.09	0.11
Pension and postretirement benefits	(0.45)	(0.21)
Book value per share outstanding, before impact of AOCI	149.63	142.63
Less effect of B36 derivatives	(2.16)	0.12
Book value per share outstanding, before impact of AOCI and B36 derivatives	$151.79	$142.51

Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended September 30, 2024:	Average Equity
Shareholders' average equity	$9,495
Less effect of AOCI:
Accumulated currency translation adjustment	57
Unrealized (depreciation) appreciation of securities	(4,376)
Effect of updating discount rates on future policy benefits	4,225
Change in instrument-specific credit risk for market risk benefits	5
Pension and postretirement benefits	(26)
Shareholders' average equity, excluding AOCI	9,610
Year-to-date notable items, net of tax	33
Shareholders' average equity, excluding AOCI and notable items	$9,643

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended September 30, 2024:	Income
Net income available to RGA shareholders	$727	7.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	452
Change in fair value of embedded derivatives	168
Tax expense on uncertain tax positions and other tax related items	(30)
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,324	13.8%
Notable items after tax	168
Adjusted operating income, excluding notable items	$1,492	15.5%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Net premiums	$4,391	$4,255	$13,687	$10,977
Investment income, net of related expenses	1,188	922	3,231	2,635
Investment related gains (losses), net	(78)	(126)	(498)	(326)
Other revenue	150	102	446	274
Total revenues	5,651	5,153	16,866	13,560
Benefits and expenses:
Claims and other policy benefits	4,116	3,959	12,960	10,035
Future policy benefits remeasurement (gains) losses	151	(82)	37	(95)
Market risk benefits remeasurement (gains) losses	31	(21)	(12)	(38)
Interest credited	310	223	795	647
Policy acquisition costs and other insurance expenses	452	348	1,230	1,028
Other operating expenses	299	274	883	799
Interest expense	78	72	218	188
Total benefits and expenses	5,437	4,773	16,111	12,564
Income before income taxes	214	380	755	996
Provision for income taxes	56	91	181	247
Net income	158	289	574	749
Net income attributable to noncontrolling interest	2	2	5	5
Net income available to RGA shareholders	$156	$287	$569	$744
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